Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is entered into as of June 27, 2007 (the “Amendment Effective Date”), by and among HEARUSA, INC., a corporation organized under the laws of the State of Delaware (“Borrower”), and SIEMENS HEARING INSTRUMENTS, INC., a corporation organized under the laws of the State of Delaware (“Lender”).

R E C I T A L S

A.        Borrower and Lender are parties to (a) that certain Second Amended and Restated Credit Agreement dated as of December 30, 2006 (the “Credit Agreement”); (b) that certain Investor Rights Agreement dated as of December 30, 2006 (the “Investor Rights Agreement”); and (c) that certain Amended and Restated Supply Agreement dated as of December 30, 2006 (the “Supply Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Credit Agreement; all Section references are to Sections in the Credit Agreement; and all Paragraph references are to Paragraphs in this Amendment.

B.        On June 29, 2007, Borrower filed with the Securities and Exchange Commission a registration statement on Form S-3 to permit the resale from time to time of the Registrable Securities (as defined in the Investor Rights Agreement) under the Securities Act of 1933, as amended, on a delayed or continuous basis pursuant to Rule 415 (the “Shelf Registration Statement”).

C.        Borrower has requested that Section 2.05(c) be amended to extend the date by which the mandatory prepayment is required to be made thereunder from within 180 days of the Closing Date to September 24, 2007.

D.        Subject to and upon the following terms and conditions, Lender is willing to extend such mandatory prepayment date.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree, as follows:

1.         Amendment to Credit Agreement.     Section 2.05 of the Credit Agreement is amended by deleting clause (c) in its entirety and substituting therefor the following:

(c)       On or prior to September 24, 2007, the Borrower shall make a prepayment of the principal amount of the outstanding Tranche D Loans in the amount of $4,200,000.

First Amendment to Credit Agreement

2.         Covenant. In consideration of Lender’s extension of the mandatory prepayment date, Borrower agrees to use reasonable best efforts to cause the Shelf Registration Statement to be declared effective as soon as reasonably practical and in any event within ninety (90) days after the effective date of this Amendment. Borrower’s obligation under this Section 2(a) shall replace the obligation under Section 2.2(a) of the Investor Rights Agreement.

3.         Representations and Warranties. As a material inducement to Lender to execute and deliver this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in entering into this Amendment) as follows:

(a)       after giving effect to this Amendment, the representations and warranties in the Credit Agreement and in all other Loan Documents are true and correct on the date hereof in all material respects, as though made on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate as of such earlier date);

(b)       after giving effect to this Amendment, no Default or Event of Default exists under the Loan Documents;

(c)       Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform this Amendment in accordance with its terms and to consummate the transaction contemplated hereby;

(d)       this Amendment has been duly executed and delivered by the duly authorized officers of Borrower, and is a legal, valid, and binding obligation of Borrower, enforceable against it in accordance with its terms; and

(e)       the execution, delivery and performance of this Amendment in accordance with its terms, do not and will not, by the passage of time, the giving of notice, or otherwise: (i) conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of Borrower, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its respective properties may be bound; or (ii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower.

4.         Miscellaneous.

(a)       Effect on Loan Documents. The Credit Agreement and all related Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the Amendment Effective Date, all references to the “Credit Agreement” or the “Agreement” shall be to the Credit Agreement as herein amended, provided an Event of Default has not occurred hereunder and Lender has cancelled this Amendment. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of

First Amendment to Credit Agreement

the Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver under the Credit Agreement or any other provision of the Loan Documents.

(b)       Reference to Miscellaneous Provisions. This Amendment and the other documents delivered pursuant to this Amendment are part of the Loan Documents referred to in the Credit Agreement, and the provisions relating to Loan Documents set forth in Article VIII of the Credit Agreement are incorporated herein by reference the same as if set forth herein verbatim.

(c)       Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment.

(d)       Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes, and all of which constitute, collectively, one agreement; but, in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that all parties execute the same counterpart so long as identical counterparts are executed by Borrower and Lender.

(e)       Parties. This Amendment is binding on and inures to the benefit of Borrower, Lender, and their respective successors and assigns.

REMAINDER OF THIS PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE FOLLOWS

First Amendment to Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts as of the Amendment Effective Date.

HEARUSA, INC., as Borrower

By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: President and CEO

SIEMENS HEARING INSTRUMENTS, INC., as Lender

By:	/s/ Christi Pedra
Name: Christi Pedra
Title: President and CEO

Signature Page to First Amendment to Credit Agreement